Exhibit 10.15

COURIER CORPORATION

Non-Qualified Stock Option Agreement

This Agreement made as of this                           day of                             , 20     by and between Courier Corporation, a Massachusetts corporation, (the “Company”) and                                     (the “Optionee”).

WITNESSETH THAT:

WHEREAS, the Company has instituted a program entitled “Courier Corporation 2005 Stock Equity Plan for Non-Employee Directors” (as amended to date and from time to time, the “Plan”); and

WHEREAS, the Board of Directors of the Company (the “Board”) has authorized the grant of this stock option pursuant and subject to the terms of the Plan;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Optionee agree as follows:

1.                                       Grant.  Pursuant and subject to the Plan the Company does hereby grant to the Optionee a stock option (the “Option”) to purchase from the Company              shares of its common Stock, par value $1.00 per share (“Stock”), upon the terms and conditions herein set forth.  This Option is not intended to qualify as an incentive stock option pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.                                       Option Price.  This Option may be exercised at the price of $            per share of Stock, subject to adjustment as provided in Section 9.

3.                                       Term and Exercisability of Option.  This Option shall be immediately exercisable and shall expire at the close of business on                              , 20    , unless sooner terminated in accordance with Section 6.

4.                                       Method of Exercise.  At any time from and after the date on which the Option has become exercisable, it may be exercised by written notice to the Company stating the number of shares with respect to which it is being exercised, accompanied by payment in full for such shares.  As soon as practicable after its receipt of such notice and payment, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise this Option), deliver the shares to the Optionee (or other person entitled to exercise this Option), either electronically or by means of a stock certificate; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of law.  Payment of the option price may be made in accordance with the provisions of Section 7(e) of the Plan.

5.                                       Non-assignability of Option Rights.  Except as allowed by the Plan as it may be amended from time to time, this Option shall not be assignable or transferable by the Optionee, and shall be exercisable during his/her lifetime only by him/her.

6.                                       Effect of Termination of Directorship or Death.  The Option shall terminate immediately upon the termination for cause of the Optionee’s office as a Director of the Company.  For purposes of this Agreement, termination of the Optionee’s Directorship for cause shall mean termination on account of his/her fraud, dishonesty or other acts detrimental to the interests of the Company or any Subsidiary.  In the event that the status of the Optionee as a Director of the Company terminates for any reason other than for cause or the Optionee’s death, the Option shall terminate on the earlier of three months after the date on which the Optionee ceases to be a Director of the Company, or at its scheduled expiration date as set forth in Section 3.

In the event of the death of the Optionee during his/her term of office as a Director of the Company or during the three-month period described in the preceding sentence, the Option shall terminate on the earlier of one year after the date of his/her death or at its scheduled expiration date as set forth in Section 3.  After the death of the Optionee, his/her executor, administrator or any person to whom the Option may be transferred by will or by the laws of descent and distribution shall have the right to exercise the Option to the extent to which the Optionee could have exercised it at the time of his death.

7.                                       Compliance with Requirements of Law.  The Company shall not be obligated to sell or issue any shares pursuant to this Option unless the shares with respect to which this option is being exercised are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended.  In the event shares or other securities shall be issued which shall not be so registered, the Optionee hereby represents, warrants and agrees that he/she will receive such shares or other securities for investment and not with a view to the resale or distribution thereof, and will execute an appropriate investment letter satisfactory to the Company and its counsel.

8.                                       Rights as Stockholder.  The Optionee shall have no rights as a stockholder with respect to any shares covered by this Option until the date of issuance of such shares to him/her either electronically or by means of a stock certificate.  No adjustment shall be made for dividends or other rights for which the record date is prior to the date such shares are issued.

9.                                       Changes in Capital Structures.  In the event that the outstanding shares of Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company, by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in capital stock, the Board shall make appropriate adjustment in the number of shares as to which this Option, or portion hereof then unexercised, shall be exercisable, to the end that the Optionee’s proportionate interest shall be maintained as before the occurrence of such event.

10.                                 Time for Acceptance.  Unless the Optionee shall evidence his/her acceptance of this Option by execution of this Agreement within seven (7) days after its delivery to him/her, the Option and this Agreement shall be null and void.

11.                                 Miscellaneous Provisions.

(a)                                  Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, and to their respective heirs, executors, administrators, successors and assigns and anyone claiming under or through them, and also any receiver or trustee in bankruptcy or insolvency.

(b)                                 Governing Law.  This Agreement shall be governed by and construed and performed in accordance with the laws of the Commonwealth of Massachusetts.

(c)                                  Amendment; Waivers.  This Agreement contains the entire agreement between the parties with respect to the matters referred to herein and supersede all prior negotiations, commitments or understandings.  This Agreement may not be modified or amended, nor may any provision hereof be waived, except by a further written agreement duly signed by each of the parties.

(d)                                 Notices.  Any notice in connection with this Agreement shall be deemed to have been properly delivered if it is in writing and is delivered in hand or sent by registered mail to the party addressed as follows;  unless another address has been substituted by notice so given:

To the Optionee:                                                      to his/her address as listed on the
records of the Company

To the Company:                                                    Courier Corporation
15 Wellman Avenue
North Chelmsford, MA 01863

Copy to:                                                                                                  Goodwin Procter LLP
Exchange Place
Boston, MA  02109
Attention: F. Beirne Lovely, Jr.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by the undersigned on its behalf, and its corporate seal to be affixed as of the date set forth below.

Date of grant:	COURIER CORPORATION
, 20

(Corporate Seal)	By:

Attest:

Assistant Clerk

A C C E P T A N C E

I hereby accept the foregoing Option in accordance with its terms and conditions and in accordance with the terms and conditions of the Courier Corporation 2005 Stock Equity Plan for Non-Employee Directors.

(Date)	(Optionee)